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                                                                  EXHIBIT 10.19



                           STOCK PLAN FOR EMPLOYEES
                                       OF
                            J. D. EDWARDS & COMPANY


          1. Purposes of Plan. The purposes of this Stock Plan (the "Plan") are to provide eligible employees of J. D. Edwards & Company, a Colorado corporation (the "Company"), with the opportunity to purchase shares of voting common stock (the "stock") of the Company and to provide that, upon the termination of employment by such employees with the Company or upon the death of such employees, the stock purchased by the employees shall be repurchased by the Company.

          2. Employees Eligible to Participate. The employees of the Company who are eligible to purchase stock of the Company in accordance with this Plan are such employees as are designated in writing by the Company as of June 1 of each year after the effective date of this Plan.

          3. Purchase Price for Stock. The purchase price per share of stock shall be equal to the net book value (assets minus liabilities) of the stock of the Company as of the last day of the immediately preceding fiscal year of the Company, based upon the financial statements prepared as of that date by the Company's independent certified public accountants in accordance with generally accepted accounting principles, divided by the number of issued and outstanding shares of common stock of the Company as of the last day of the immediately preceding fiscal year of the Company, as determined on that date by reference to the Company's stock record book.

          4. Number of Shares to be Offered. The number of shares of stock which an eligible employee shall be entitled to purchase each
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year shall be as designated in writing by the Company as of June 1 of each year after the effective date of this Plan.

          5. Method of Payment. Payment for the shares of stock shall be made by the eligible employees to the Company in cash, which payment shall be made no later than July 1 of the year of purchase by the eligible employees. Upon receipt by the Company of the purchase price from an eligible employee, a certificate of stock for the designated number of shares shall be issued by the Company to the employee.

          6. Employee's Rights as Shareholder. An employee who purchases stock of the Company shall have all of the rights as a shareholder of the Company; provided, however, the employee shall not encumber or use any of the stock as collateral for any purpose.

          7. Stock Certificate Endorsement. All certificates representing the stock of the Company issued in accordance with this Plan shall be endorsed as follows:

                 "The shares of stock represented by this certificate are subject to the provisions of the Stock Plan for Employees of
                 J. D. Edwards Company dated May 1, 1984, and the shares of stock are not assignable except as provided in that Plan."

          8. Death of Employee. In the event of the death of an employee who has purchased stock of the Company in accordance with this Plan, all of the employee's shares of stock in the Company shall be sold to the Company by the personal representative of the estate of the deceased employee and the Company shall purchase the stock from the personal representative of the estate of the deceased employee at the purchase price indicated in Paragraph 11. below and in accordance with the terms and conditions provided for in Paragraph 12. below.


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          9. Termination of Employment. In the event of the termination of employment with the Company of an employee who has purchased stock of the Company in accordance with this Plan, all of the employees' shares of stock in the Company shall be sold to the Company by the employee and the Company shall purchase the stock from the employee at the purchase price indicated in Paragraph 11. below and in accordance with the terms and conditions provided for in Paragraph 12. below.

         10. Sale of Stock by Employee. In the event that an employee who has purchased stock of the Company in accordance with this Plan desires to sell or otherwise transfer all or any portion of the stock, the employee shall by written notice delivered to the Company first offer the stock for sale to the Company at the purchase price indicated in Paragraph 11. below and in accordance with the terms and conditions provided in Paragraph 12. below, the Company to have one (1) month within which to exercise the option to purchase the stock. In determining whether the Company will exercise the option to purchase the stock of the employee, the employee shall not be entitled to vote on such determination, either as a director or as a stockholder. If the Company shall by written notice delivered to the Employee not desire to purchase the stock or shall fail to exercise the option to purchase the stock within the one
(1) month period, the employee shall be free to sell or otherwise transfer the employee's stock to whomever the employee may choose and upon such terms as the employee shall desire; provided, however, that if a sale or transfer of the stock by the employee to a purchaser or other transferee is not completed within one (1) month after the expiration of the one





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(1) month option period which the Company possesses hereunder, the employee must again comply with the provisions of this Paragraph 10. before such a sale or transfer can be made free from the provisions of this Plan.

         11. Purchase Price of Stock. The purchase price per share of stock of an employee to be paid by the Company, in accordance with Paragraphs 8., 9., and 10. above, shall be the most recently determined purchase price in accordance with Paragraph 3. above prior to: (a) the date of death of the employee; (b) the date of the termination of employment with the Company by the employee; or (c) the date of the delivery of the written notice of the desire of the employee to sell or otherwise transfer the stock, whichever is applicable.

         12. Payment of Purchase Price. In the event that the purchase price of the shares of stock of the employee to be paid by the Company is less than Twenty-Five Thousand Dollars ($25,000), then the purchase price shall be payable by the Company to the employee or to the personal representative of the estate of the deceased employee, whichever is applicable, in cash at the date of closing, as specified in Paragraph 15.b. below. In the event that the purchase price of the shares of stock of the employee to be paid by the Company is greater than Twenty-Five Thousand Dollars ($25,000), then the purchase price shall be payable by the Company to the employee or to the personal representative of the estate of the deceased employee, whichever is applicable, at the date of closing, as specified in Paragraph 15.b. below, in cash or, at the option of the Company, by delivery of the Company's unsecured promissory note dated as of the date of closing to the employee or to the personal representative of


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the estate of a deceased employee, whichever is applicable. The note: (a) shall be due five (5) years after the date thereof; (b) shall be payable in equal amortized monthly installments from the date thereof, including principal and interest at the rate of nine percent (9%) per annum as to any unpaid principal balance; and (c) may be paid in full or in part by the Company at any time after its delivery, without the payment of a prepayment penalty and interest on the note shall only accrue to the date of such payment in full. The note shall provide that upon the default of any payment of principal or interest, the entire balance of principal and accrued interest shall become immediately due and payable. Upon the cash payment or the delivery of the note, as the case may be, the Company shall be entitled to receive the stock of the employee as properly endorsed by the employee or the personal representative of the estate of a deceased employee, whichever is applicable.

         13. Notices. All notices provided for in this Plan shall be made in writing (a) either by actual delivery of the notice to the party entitled thereto; or (b) by registered mail, return receipt requested, to the last known address of the party entitled thereto. The notice shall be deemed to be received in case (a) on the date of its actual receipt by the party entitled thereto, and in case (b) on the date of its mailing.

         14. Indebtedness of Employee. Notwithstanding any other provisions to the contrary in this Plan, in the event that, at the time of a purchase of the stock of the employee by the Company, the employee is indebted to the Company for any reason whatsoever, the employee shall not be entitled to payment of any portion of the purchase price





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for the stock until such indebtedness has been satisfied in full, irrespective of the terms and provisions of the indebtedness. At such time as the indebtedness has been so satisfied in full, the Company shall execute and deliver to the employee any needed documents in order to evidence the full satisfaction of the indebtedness.

         15. Closing.

             a. Place. Unless then agreed to the contrary by the parties hereto, the closing of the sale and purchase of the stock of the employee shall take place at the office of the Company.

             b. Time. Unless then agreed to the contrary by the parties hereto, in the case of a purchase of the stock by the Company from the personal representative of a deceased employee's estate, the closing shall take place on such date as the Company shall specify but, in any event, no later than six (6) months after the death of the employee. Unless then agreed to the contrary by the parties hereto, in the case of a purchase of the stock by the Company from the employee during the lifetime of the employee, the closing shall take place on such date as the Company shall specify but, in any event, no later than six
(6) months after the date of the employee's written notice of the desire to sell in Paragraph 10. above or the date of the employee's termination of employment with the Company, whichever is applicable.

           c. Closing Matters. Upon the closing of the sale and purchase, the employee (or the personal representative of the deceased employee's estate, as the case may be) and the Company shall execute and deliver to each other the various documents which shall be required to carry out their undertakings hereunder.





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         16. Effective Date. The effective date of this Plan shall be May 1,
1984.

         17. Miscellaneous.

           a. Amendment or Discontinuance of the Plan. The Company shall have the right to amend, modify, or terminate this Plan at any time without notice to the employees.

           b. Copy of Plan. A copy of this Plan shall be given to each employee of the Company who is eligible to purchase shares of stock of the Company in in accordance with Paragraph 2. above.

           c. Plan Administrator. The secretary of the Company shall act as the plan administrator of this Plan. The plan administrator shall have the authority to control and manage the operation and administration of the Plan.

           d. Headings. All headings set forth in this Plan are intended for convenience only and shall not control or affect the meaning, construction or effect of this Plan or of any of the provisions thereof.

           e. Remedies. The shares of stock subject to this Plan are a unique chattel and the parties hereto shall have the remedies which are available to them for the violation of any of the terms of this Plan, including, but not limited to, the equitable remedy of specific performance.

           f. Law. This Plan shall be governed, construed and interpreted according to the laws of the State of Colorado. The parties hereto acknowledge that a Colorado corporation may purchase its own shares only in accordance with the provisions contained in Colorado Revised Statutes Section 7-3-102 and
Section 7-6-102. The par-


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ties hereto agree for themselves, their heirs, personal representatives, and assigns to take all necessary action and to execute all documents reasonably appropriate to comply with the those statutes.

           g. Construction. Throughout this Agreement, the masculine gender shall include the feminine or neuter, and the singular shall include the plural and vice versa, wherever the context and facts require such construction. Any reference herein to the "parties hereto" shall also be deemed to include the personal representative of the estate of a deceased employee, if applicable.

           h. Separability. Each provision of this Plan is declared to be separable from every other provision. If any provision is held invalid, such invalidity shall not affect any other provision and all other provisions shall remain in full force and effect as if the invalid provision had not been included herein.

           i. Effect of Plan. The provisions of this Plan shall be binding upon the parties hereto, their heirs, personal representatives, and assigns, and the parties hereto do covenant and agree that they themselves and their heirs, personal representatives, and assigns will execute any and all instruments, releases, assignments, and consents that may be required of them in accordance with the provisions of this Plan.





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